SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                 APRIL 28, 2004


                       FIRST MID-ILLINOIS BANCSHARES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)


                               0-13368 37-1103704
           (COMMISSION FILE NUMBER) (IRS EMPLOYER IDENTIFICATION NO.)


                    1515 CHARLESTON AVENUE, MATTOON, IL 61938
           (ADDRESS INCLUDING ZIP CODE OF PRINCIPAL EXECUTIVE OFFICES)


                                 (217) 234-7454
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Item 5.   Other Events

Incorporated by reference is the quarterly shareholder report issued by the Registrant on April 28, 2004, attached as Exhibit 99, providing information concerning the Registrant's financial statements as of March 31, 2004.



Item 7.   Financial Statements and Exhibits

         (c)      Exhibits

         Exhibit 99 - Quarterly shareholder report issued March 31, 2004

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has dully caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            FIRST MID-ILLINOIS BANCSHARES, INC.



Dated: April 28, 2004                       By: /s/  William S. Rowland

                                            William S. Rowland
                                            President and Chief
                                            Executive Officer

                                  EXHIBIT INDEX

Exhibit
Number          Description
--------------------------------------------------------------------------------
    99          Quarterly shareholder report issued April 28, 2004

                                                                      Exhibit 99

[GRAPHIC OMITTED][GRAPHIC OMITTED]

First Mid-Illinois Bancshares, Inc. had an excellent first quarter with diluted earnings per share increasing to $.77 per share as compared to $.73 per share for the first quarter of 2003. Net income increased to $2,389,000 compared to $2,362,000 for the first quarter of 2003. Earnings per share increased more than net income because of our stock buy-back program. In the first quarter of 2004, we acquired 175,818 shares at a total investment of $8,376,000. This program has proven to be an effective way of increasing value for our shareholders.

Higher net interest income was the primary factor in earnings growth. Loan balances have increased $44 million since March 31, 2003, which resulted in an improvement in our net interest margin, as well as net interest income. Net interest income increased from $6,480,000 for the first quarter of 2003 to $7,040,000 for the same period in 2004 for an increase of $560,000 or 8.6%. The Company's net interest margin increased to 3.90% on a tax equivalent basis from 3.74% a year earlier. This increase offset the decline in mortgage banking revenue of $396,000 as mortgage refinancings slowed from their early 2003 levels.

During the first quarter of 2004, we experienced slight declines in loan balances, an increase in overnight funds and a modest increase in our deposit balances, all generally as a result of the cyclical business activities of many of our core customers.

Our provision for loan losses amounted to $187,000 for the first three months of 2004 as compared to $250,000 during the same period last year, with net charge-offs declining to $113,000 for the first three months of 2004 compared to $132,000 for the same period last year. Non-performing loans on March 31, 2004 were $3,269,000 as compared with $3,331,000 on December 31, 2003.

We are pleased with the increases we recorded in both trust and brokerage revenue. Revenue from these activities is dependant not only on volume but also on the general levels of the equity markets in the United States and abroad. Since early 2003, our volumes have increased nicely as have the equity markets. Together, these factors resulted in a $213,000 or 42% increase in revenue from our trust and retail brokerage activities. In late 2002, we formed a strategic alliance with WCM Investment Management, Inc. in Carmel, California to improve our overall trust investment and wealth management capabilities. This alliance is working out well and the return on our common trust fund has exceeded the S & P 500 since this alliance was consummated.

Non-interest expenses increased by $153,000 compared to the first quarter of 2003 as a result of increased costs for salaries and benefits, and professional fees incurred in implementing the requirements of the Sarbanes-Oxley Act of 2002. Since the passage of Sarbanes-Oxley in 2002, First Mid has undertaken a comprehensive review of all aspects of our corporate governance policies and procedures.

During the first quarter of 2004, we issued $10 million of Trust Preferred Securities. Trust Preferred Securities are long-term debt, callable securities which, because of certain equity-like features, qualify as regulatory capital. While we have no specific plans at this point for this additional capital, these funds could be used for stock repurchases, acquisitions or other corporate purposes.

Our 2004 annual meeting of stockholders will be held at 4:00 PM on May 26, 2004 in the main lobby of First Mid-Illinois Bank & Trust, N.A., 1515 Charleston Avenue, Mattoon, Illinois. All shareholders are invited to attend. On behalf of the Board, management and entire staff of the Company, I thank you for your continued support and look forward to visiting with as many of you as possible at the annual meeting.

Sincerely,

/s/ William S. Rowland

William S. Rowland
Chairman and Chief Executive Officer

April 28, 2004




                       First Mid-Illinois Bancshares, Inc.
                             1515 Charleston Avenue
                             Mattoon, Illinois 61938
                                  217-234-7454

                                www.firstmid.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)   (unaudited)         March 31,   December 31,
--------------------------------------------------------------------------------
                                                             2004           2003
Assets
Cash and due from banks                                   $18,340        $20,659
Federal funds sold and other interest-bearing deposits     21,167          4,290
Investment securities:
 Available-for-sale, at fair value                        157,829        176,481
 Held-to-maturity, at amortized cost (estimated fair
  value of $1,651 and $1,687 at March 31, 2004
  and December 31, 2003,  respectively)                     1,567          1,677
Loans                                                     550,832        552,824
Less allowance for loan losses                            (4,500)        (4,426)
--------------------------------------------------------------------------------
  Net loans                                               546,332        548,398
Premises and equipment, net                                15,851         16,059
Goodwill, net                                               9,034          9,034
Intangible assets, net                                      3,794          3,969
Other assets                                               10,916         13,078
--------------------------------------------------------------------------------
  Total assets                                           $784,830       $793,645
================================================================================
Liabilities and Stockholders' Equity
Deposits:
  Non-interest bearing                                    $86,170        $94,723
  Interest bearing                                        537,413        520,269
--------------------------------------------------------------------------------
    Total deposits                                        623,583        614,992
Repurchase agreements with customers                       48,004         59,875
Junior subordinated debentures                             10,310              -
Other borrowings                                           30,400         39,925
Other liabilities                                           6,404          8,258
--------------------------------------------------------------------------------
  Total liabilities                                       718,701        723,050
--------------------------------------------------------------------------------
Stockholders' Equity:
Common stock ($4 par value; authorized
   6,000,000 shares; issued 3,694,040 shares in
   2004 and 3,667,887 shares in 2003)                      14,776         14,672
Additional paid-in capital                                 16,898         15,960
Retained earnings                                          55,333         52,942
Deferred compensation                                       2,065          1,881
Accumulated other comprehensive income                      2,058          1,581
Treasury stock at cost, 710,437 shares in 2004
   and 534,619 shares in 2003                            (25,001)       (16,441)
--------------------------------------------------------------------------------
  Total stockholders' equity                               66,129         70,595
--------------------------------------------------------------------------------
  Total liabilities and stockholders' equity             $784,830       $793,645
================================================================================
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CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands)   (unaudited)
--------------------------------------------------------------------------------
For the three month period ended March 31,                      2004       2003
Interest income:
Interest and fees on loans                                    $8,167     $8,008
Interest on investment securities                              1,515      1,602
Interest on federal funds sold and other                          45        110
--------------------------------------------------------------------------------
    Total interest income                                      9,727      9,720
Interest expense:
Interest on deposits                                           2,138      2,698
Interest on repurchase agreements with customers                  72         64
Interest on subordinated debt                                     37          -
Interest on other borrowings                                     440        478
--------------------------------------------------------------------------------
    Total interest expense                                     2,687      3,240
--------------------------------------------------------------------------------
Net interest income                                            7,040      6,480
Provision for loan losses                                        187        250
--------------------------------------------------------------------------------
Net interest income after provision for loan losses            6,853      6,230
Non-interest income:
Trust revenues                                                   616        456
Brokerage commissions                                            110         57
Insurance commissions                                            430        424
Service charges                                                1,124      1,038
Securities gains, net                                              0        370
Mortgage banking revenues                                         94        490
Other                                                            524        465
--------------------------------------------------------------------------------
  Total non-interest income                                    2,898      3,300
Non-interest expense:
Salaries and employee benefits                                 3,338      3,231
Net occupancy and equipment expense                            1,073      1,063
Amortization of intangible assets                                175        184
Other                                                          1,582      1,458
--------------------------------------------------------------------------------
  Total non-interest expense                                   6,168      5,936
--------------------------------------------------------------------------------
Income before income taxes                                     3,583      3,594
Income taxes                                                   1,194      1,232
--------------------------------------------------------------------------------
Net income                                                    $2,389     $2,362
================================================================================


Per Share Information
(unaudited)
--------------------------------------------------------------------------------
For the three month period ended March 31,                      2004        2003
Basic earnings per share                                       $0.78      $0.74
Diluted earnings per share                                     $0.77      $0.73
Book value per share                                          $22.16     $21.48
Market price of stock                                         $48.00     $28.90





CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(In thousands)  (unaudited)
--------------------------------------------------------------------------------
For the three month period ended March 31,                      2004        2003
Balance at beginning of year                                 $70,595    $66,807
Net income                                                     2,389      2,362
Dividends on stock
Issuance of stock                                              1,044        825
Purchase of treasury stock                                    (8,376)    (1,689)
Changes in accumulated other comprehensive
   income (loss)                                                 477       (388)
--------------------------------------------------------------------------------
Balance at end of year                                       $66,129    $67,917
================================================================================